Exhibit 99.1

Infinera Scales for Next Wave of Global Network Spending –

Announces Intent to Acquire Coriant and Preliminarily Reports Strong

Q2 Performance

Strategic acquisition approximately doubles revenue, significantly expands Infinera’s customer base and reaffirms vertical integration strategy

Sunnyvale, Calif. – July 23, 2018, 1:15 p.m. PDT – Infinera, provider of Intelligent Transport Networks, announced its intent to acquire Coriant, a privately held global supplier of open, hyperscale network solutions. The acquisition significantly scales the company as the next wave of global network spending begins, creating one of the world’s largest optical network equipment providers. The combination positions Infinera to capitalize on the next wave of global network spending as network operators transform their networks to transition from 4G to 5G, from Optical Transport Network (OTN) to packet and from closed to open network architectures. Infinera’s vertically integrated business model provides the unique ability to unleash value for customers and investors as the company’s combined network solutions power the world’s largest network operators. Ovum forecasts optical network spending to reach $17.8 billion in 2022.

“Acquiring Coriant is a fantastic opportunity, strengthening our ability to serve the world’s largest network operators, accelerating our ability to leverage vertical integration and reinforcing our commitment to our long-term business model,” said Tom Fallon, Infinera CEO. “This powerful combination immediately benefits our combined customers by delivering the innovative technology required for the next wave of network spending.”

“Joining forces with Infinera accelerates our vision of transforming next-generation networks with best-in-class innovation,” said Pat DiPietro, CEO and Vice Chairman of Coriant. “The combined company will benefit from Coriant’s significant investments in software automation and open, disaggregated solutions, which have gained significant traction and wide-scale adoption by customers around the world.”

Strategic and Financial Rationale

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Compelling strategic logic: The scale economics of Infinera’s vertically integrated business model deliver higher performance at lower cost for our customers and higher profit margins for our stockholders. The acquisition approximately doubles Infinera’s revenue and expands the company’s customer base to serve nine of the top 10 global network operators (five new to Infinera) and the top six global internet content providers (three new to Infinera).

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Financially attractive: The acquisition is expected to be substantially accretive in 2019. This accretion will come from $100 million of identified cost savings in both cost of goods sold and operating expenses. Total cost synergies of $250 million are expected through 2021, with the continuation of operating synergies and the introduction of vertical integration into the Coriant product line, resulting in a step-function increase in Coriant’s margins. Infinera will be acquiring a debt-free balance sheet and expects cash flows to pay back transaction consideration within three years.

•	Innovation to benefit customer networks: Coriant invested nearly $1 billion in research and development over the last five years to significantly advance its portfolio to address the growing demand for software automation and open, disaggregated platforms. Infinera recently upgraded its portfolio based on the innovative Infinite Capacity Engine (ICE4). Combining the strengths of both companies creates a powerful new portfolio to support our customers’ transition from 4G to 5G, from OTN to packet and from closed to open network architectures.

Transaction Details

Under the terms of the definitive purchase agreement governing the acquisition, subject to customary adjustments, Infinera will pay approximately $150 million in cash at closing, and estimated additional amounts of $25 million in the two quarters post-closing and $55 million over a period of years. Infinera will issue approximately 21 million shares, which when combined with the cash consideration, results in total transaction consideration of approximately $430 million. Confident in the combined company’s opportunities, Coriant’s majority owner, Oaktree Capital Management (“Oaktree”), expressed an interest in being compensated for this transaction largely in stock. Post-transaction, Oaktree will own approximately 12 percent of the combined company on a fully diluted basis. Pursuant to the terms of the definitive purchase agreement, Oaktree has agreed to lock up 50 percent of its shares for six months post-close and the remaining 50 percent of its shares for 12 months post-close.

To fund the cash requirements of this transaction, and to support future working capital requirements, Infinera plans to pursue debt financing. Morgan Stanley Senior Funding, Inc. has committed to provide debt financing for the transaction, subject to customary conditions.

The acquisition is expected to close in the third quarter of 2018, subject to customary closing conditions. The board of directors of Infinera has unanimously approved the transaction.

Morgan Stanley & Co. LLC served as financial advisor and Wilson Sonsini Goodrich & Rosati, P.C. served as legal counsel to Infinera on this transaction. Moelis & Company served as financial advisor and Kirkland & Ellis served as legal counsel to Coriant.

Preliminary Second Quarter 2018 Results

Infinera will provide its second quarter results and commentary on its Q2 earnings call on August 7, 2018. Preliminarily:

•	Revenue is expected to be slightly higher than the midpoint of our previously reported guidance range

•	GAAP gross margin and non-GAAP gross margin are expected be at the high end of our previously reported guidance ranges

•	GAAP operating expenses and non-GAAP operating expenses are expected to be in line with the midpoint of our previously reported guidance ranges

•	GAAP operating margin and non-GAAP operating margin are expected to exceed our previously reported guidance estimates

Additional Stockholder Information

For more information about Infinera’s intent to acquire Coriant, please download the stockholder letter and investor presentation from our investor relations website at investors.infinera.com.

Investor Conference Call

Infinera will also host a conference call to discuss its intent to acquire Coriant today (July 23, 2018) at 5:00 p.m. ET/2:00 p.m. PT. This call will be accessible live and on an archived basis:

Audio Webcast: investors.infinera.com, under “Events”

Live Dial-in: 1-866-373-6878 (toll free); 1-412-317-5101 (international)

Ask to join the Infinera call.

We encourage those who plan to dial into the conference call to use the following link to pre-register: http://dpregister.com/10122744. Callers who pre-register will be given dial-in instructions and receive a unique PIN via email to gain immediate access to the call.

Contacts:

Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Jeff Hustis Tel: + 1 (408) 213-7150 jhustis@infinera.com

About Infinera

Infinera (NASDAQ: INFN) provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and automate optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at blog.infinera.com.

Infinera and the Infinera logo are registered trademarks of Infinera Corporation.

About Coriant

Coriant delivers innovative and dynamic networking solutions for a fast-changing and cloud-centric business world. The Coriant SDN/NFV-enabled portfolio of open, and hyperscale solutions helps network operators cost-efficiently scale network capacity, reduce operational complexity, and create the resilient foundation for a new generation of mobile, video, and cloud services. Coriant serves leading network operators around the world, including mobile and fixed line service providers, cloud and data center operators, Web 2.0 content providers, cable MSOs, government agencies, and large enterprises.

Forward Looking Statements

This press release contains forward-looking statements related to the Infinera, Coriant and the acquisition of Coriant by the Infinera that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any statements about future market and financial performance and similar statements; anticipated cost savings from the combined company; statements regarding future products or technology as well as the timing to market of any such products or technology; any projections of financial information or anticipated benefits from cost synergies; any statements about historical results that may suggest trends for our business; expectations regarding anticipated closing of the acquisition and timing of the debt financing; and expectations regarding second quarter financial results.

These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the timing to consummate the proposed acquisition; the risk that a condition to closing of the proposed acquisition may not be satisfied; the risk that a regulatory approval that may be required for the proposed acquisition is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed acquisition; the parties’ ability to promptly and effectively integrate the businesses of Infinera and Coriant, including unexpected transaction costs, and the costs of integrating operations, severance, professional fees and other expenses; the diversion of management time on issues related to the acquisition; the failure to consummate or any delay in consummating the acquisition for other reasons; changes in laws or regulations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; the difficulties and risks inherent with entering new markets; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Infinera’s most recent Annual Report on Form 10-K, filed with the SEC on February 28, 2018 and its Quarterly Report on Form 10-Q filed with the SEC on May 10, 2018. Additional information will also be set forth in Infinera’s future Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and other filings that Infinera makes with the SEC. Infinera disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.